UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2016

Date of Report (Date of earliest event reported)

LUMINAR MEDIA GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 Van Dyke Rd., Suite 313, Tampa FL	33558
(Address of principal executive offices)	(Zip Code)

(770) 329-5298

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Deﬁnitive Agreement.

On October 31, 2016, Luminar Media Group Inc. (the “Company”), entered into a license agreement (the “Agreement”) with The Jenex Corporation, an Ontario corporation for Jenex’s insect bite treatment that utilizes their thermal therapy technology. Jenex's Insect Bite Treatment unit (the “Device”) is a device that relieves pain and itching associated with insect bites and stings.

The license allows Luminar the exclusive right to market the Device in all markets outside of Canada including the United States, Europe and Asia. Jenex maintains the marketing rights for the Canadian market and will own all intellectual property related to the Device.

Pursuant to the Agreement the Company will pay the following milestone payments, royalty payments and lead manufacturing agent fees to Jenex in addition to the payment of $25,000 that was paid upon execution of the Agreement:

•

Milestone Payment of USD $25,000 by November 15th, 2016

•

Milestone Payment of USD $75,000 by December 15th, 2016

•

Final Milestone Payment of USD $125,000 by February 28th, 2017

Jenex will receive a royalty payment equal to 10% of the Company’s gross sales of the Device up to the first 100,000 units sold and 5% of gross sales of the Device thereafter. The royalty is payable quarterly.  The Company must meet minimum sales targets of 10,000 units sold in the first 12 months from signing the License, 50,000 units sold by 24 months following signing the License and 100,000 units sold by 36 months from signing the License. The Company must continue to sell a minimum of 100,000 units per year beyond 36 months from signing the License.

In addition, during the first 3 years which Jenex is lead on manufacturing, the Companyis to pay to Jenex a fixed fee of cost plus USD $1.50 per unit on the first 250,000 units produced annually, cost plus USD $1.00 per unit for the next 250,000 units produced annually and cost plus USD $0.75 per unit for each unit produced annually thereafter.

Jenex will commit to obtaining all regulatory approvals with the FDA and other regulatory requirements in jurisdictions outside of the US deemed necessary to market the product.  Jenex will use its current FDA license for its former thermal therapy insect device and intends to apply for a Class II medical device that is indicated for the relief of the pain, itch, and inflammation from over 20,000 different insect stings and bites, including (ie. bees, wasps, hornets, mosquitoes, black flies, jelly fish).

Item 9.01     Financial Statements and Exhibits.

Exhibit No.         Description

10.1Jenex License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Chris Cook
Chris Cook, CEO/Director

Date: October 31, 2016